                                                                     EXHIBIT 1.1




                                [      ] Shares

                                  Common Stock

                                ($0.01 Par Value)

                             UNDERWRITING AGREEMENT





[           ], 2004

                             UNDERWRITING AGREEMENT

                                                             [           ], 2004

UBS Securities LLC
Goldman, Sachs & Co.
Banc of America Securities LLC
as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

      CNL Hospitality Properties, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representative(s), an aggregate of ___________ shares (the "Firm Shares") of Common Stock, $0.01 par value (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional ____________ shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to and defined below.

      The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-115079) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each such preliminary prospectus, including the documents incorporated therein by reference, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

      The Company and the Underwriters agree as follows:

      1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $______ per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

      In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by UBS Securities LLC ("UBS"), Banc of America Securities, LLC ("BofA") and Goldman, Sachs & Co. ("Goldman," and together with UBS and BofA, the "Representatives") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

      2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on _______________, 2004 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of
Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

      Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

      Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10017, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

      3. Representations and Warranties of the Company and the Operating Partnerships. The Company, CNL Hospitality Partners L.P. (the "CNL Operating Partnership"), RFS Partnership, L.P. (the "RFS Operating Partnership") (the "RFS Operating Partnership," together with the CNL Operating

Partnership, the "Operating Partnerships") and CNL Hotel Investors, Inc. represent and warrant to and agree with each of the Underwriters that:

            (a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge after due inquiry, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies and will comply when it becomes effective and at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; the Registration Statement does not and will not when it becomes effective and at time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the last Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the last Preliminary Prospectus, the Registration Statement or the Prospectus; the documents incorporated by reference in the Preliminary Prospectus, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

            (b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the description of the Company's stock option bonus and other plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

            (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

            (d) the Company is duly qualified or registered to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company, the Operating Partnerships and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

            (e) the CNL Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to perform its obligations as contemplated herein;

            (f) the CNL Operating Partnership is duly qualified or registered to do business as a foreign partnership and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a Material Adverse Effect

            (g) the RFS Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Tennessee, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to perform its obligations as contemplated herein;

            (h) the RFS Operating Partnership is duly qualified or registered to do business as a foreign partnership and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, have a Material Adverse Effect

            (i) the Company owns, directly or indirectly, 100% of the general and limited partnership interests in the Operating Partnerships;

            (j) the Company and the Operating Partnerships have no subsidiaries (as defined in the Act) other than the subsidiaries listed on Schedule H-1 hereto (collectively, the "Subsidiaries"); the Company and the Operating Partnerships own all of the issued and outstanding capital stock or other ownership interests of each of the Subsidiaries; other than the capital stock of the Subsidiaries or as set forth on Schedule H-2, the Company and the Operating

      Partnerships do not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the charter, limited partnership agreement, by-laws or other organizational documents, as applicable, of the Company, the Operating Partnerships and the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership, limited liability company or other legal entity, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or Operating Partnerships and, other than described in the Prospectus, are subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

            (k) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

            (l) the Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance;

            (m) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (n) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnerships;

            (o) (1) neither the Company, the Operating Partnerships nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter, limited partnership agreement or by-laws, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or
      (iii) any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnerships or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected; except for such breaches, violations or defaults under subclauses (ii) and (iii) above that would, individually or in the aggregate, have a Material Adverse Effect, and (2) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, the advisor acquisition (as described in the Prospectus) (the "Advisor Acquisition") or the refinancing transactions (as described in the Prospectus (the "Refinancing Transactions," together with the Advisor Acquisition, the "Transactions") will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter, limited partnership agreement or by-laws of the Company, the Operating Partnerships or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, (iii) any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnerships or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iv) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Partnerships or any of the Subsidiaries; except for such breaches, violations or defaults under subclauses (ii) or (iii) above that would, individually or in the aggregate, have a Material Adverse Effect;

            (p) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company or the Operating Partnerships of the transactions contemplated hereby, including the Transactions, other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

            (q) (i) no person has the right, contractual or otherwise, to cause
      (a) the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or (b) the Operating Partnerships to issue or sell to it any units or other equity interests of the Operating Partnerships, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

            (r) each of the Company, the Operating Partnerships and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company, the Operating Partnerships nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Operating Partnerships or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

            (s) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

            (t) there are no actions, suits, claims, audits, investigations or proceedings pending or threatened or, to the Company's knowledge after due inquiry, contemplated to which the Company, the Operating Partnerships or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, audit, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

            (u) During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date of this Agreement, the aggregate market value of the Company's voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

            (v) PricewaterhouseCoopers, LLP, whose report on the consolidated financial statements of the Company, the Operating Partnerships and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

            (w) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company, the Operating Partnerships and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company, the Operating Partnerships and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company and the Operating Partnerships; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus; the financial data set forth in the Prospectus under the captions "Prospectus Summary -- Summary Consolidated Financial and Other Data", "Selected Consolidated Financial and Pro Forma Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, subject to the qualifications set forth in such sections;

            (x) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
      (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, the Operating Partnerships and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, the Operating Partnerships or the Subsidiaries, which is material to the Company, the Operating Partnerships and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company, the Operating Partnerships or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

            (y) the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its directors and officers [and each stockholder named in Exhibit V hereto];

            (z) the Company and the Operating Partnerships are not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") or a "passive foreign investment company" or a "controlled foreign corporation" as such terms are defined in the Internal Revenue Code of 1980, as amended (the "Code");

            (aa) the Company, the Operating Partnerships and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances (other than mortgages on the Company's real property as described in the Prospectus); all the property described in the Registration Statement and the Prospectus as being held under lease by the Company, the Operating Partnerships or a Subsidiary is held thereby under valid, subsisting and enforceable leases; except as disclosed in the Prospectus, no person other than the Company and the Operating Partnerships has an option or right of first refusal to purchase all or part of any hotel owned by the Company, the Operating Partnerships or the Subsidiaries (the "Hotels") or any interest therein; each Hotel complies with all applicable codes, laws, and regulations (including, without limitation, building and zoning codes, laws and regulations, and laws relating to access to hotels), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor the Operating Partnerships has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner effect the size of, use of, improvements on, construction on, or access to any of the Hotels, except such proceedings or actions that would not have a Material Adverse Effect;

            (bb) the Company, the Operating Partnerships and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual Property"); (i) there are no third parties who have or, to the Company's or the Operating Partnerships' knowledge after due inquiry, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company or the Operating Partnerships; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending, or to the Company's or the Operating Partnerships' knowledge after due inquiry, threatened action, suit, proceeding or claim by others challenging the Company's or the Operating Partnerships' rights in or to any Intellectual Property, and the Company and the Operating Partnerships are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending, or to the Company's or the Operating Partnerships' knowledge after due inquiry, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company and the Operating Partnerships are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending, or to the Company's or the Operating Partnerships' knowledge after due inquiry, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnerships infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnerships are unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company or the Operating Partnerships of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

            (cc) neither the Company, the Operating Partnerships nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's or the Operating Partnerships' knowledge after due inquiry, threatened against the Company, the Operating Partnerships or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's or the Operating Partnerships' knowledge after due inquiry, threatened against the Company, the Operating Partnerships or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnerships or any of the Subsidiaries, and (ii) to the Company's or the Operating Partnerships' knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnerships or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws;

            (dd) except as otherwise disclosed in the Prospectus, the Company, the Operating Partnerships and the Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Operating Partnerships, the Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, the Operating Partnerships or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company, the Operating Partnerships or any Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Operating Partnerships, the Subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Operating Partnerships, the Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, the Operating Partnerships, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975, or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, the Operating Partnerships, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

            (ee) the statements, (including the assumptions described therein) included in the Registration Statement and the Prospectus under the headings ["Industry Overview"] and [others] (i) are within the coverage of Rule 175(b) under the Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein;

            (ff) the Company has not received from any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency having or claiming jurisdiction over the Company or the real properties any written notice of any condemnation of or zoning change affecting the real property or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect;

            (gg) the Company, the Operating Partnerships and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's and the Operating Partnerships' knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating Partnerships or the Subsidiaries under, or to interfere with or prevent compliance by the Company, the Operating Partnerships or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company, the Operating Partnerships nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and

      "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

            (hh) in the ordinary course of its business, the Company, the Operating Partnerships and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

            (ii) all tax returns required to be filed by the Company, the Operating Partnerships, CNL Hotel Investors, Inc. and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

            (jj) the Company, the Operating Partnerships and each of the Subsidiaries maintains, or causes its tenants or leases to maintain, insurance covering its properties, operations, personnel and businesses as the Company and the Operating Partnerships deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Operating Partnerships and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; the Company, the Operating Partnerships and each of the Subsidiaries has no reason to believe that they will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their businesses as now conducted and at a cost that would not result in a Material Adverse Change;

            (kk) neither the Company, the Operating Partnerships nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

            (ll) the Company and the Operating Partnerships have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company and the Operating Partnerships or, to the Company's or the Operating Partnerships' knowledge after due inquiry, any other party to any such contract or agreement;

            (mm) the Company, the Operating Partnerships and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (nn) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

            (oo) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

            (pp) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company and the Operating Partnerships believe to be reliable and accurate, and the Company and the Operating Partnerships have obtained the written consent to the use of such data from such sources to the extent required;

            (qq) neither the Company, the Operating Partnerships nor any of the Subsidiaries nor, to the Company's and the Operating Partnerships' knowledge after due inquiry, any employee or agent of the Company, the Operating Partnerships or the Subsidiaries has made any payment of funds of the Company, the Operating Partnerships or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

            (rr) neither the Company, the Operating Partnerships nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

            (ss) to the Company's knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or

      5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

            (tt) commencing with the Company's taxable year ended December 31, 1997, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; commencing with its taxable year ended December 31, 1999, CNL Hotel Investors, Inc. has been organized and operated in conformity with requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code, and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; each of the Operating Partnerships is treated as a partnership for U.S. federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time. All statements in the Prospectus regarding the Company's qualification as a REIT are true, complete and correct in all material respects;

            (uu) the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the respective version of the Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

            (vv) neither the Company, the Operating Partnerships nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the "Exchange Act Regulations"), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD; and

            (ww) neither the Company, the Operating Partnerships nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company, the Operating Partnerships or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law,
      (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company's Code of Ethics, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, the Operating Partnerships and the Subsidiaries.

      In addition, any certificate signed by any officer of the Company, the Operating Partnerships or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, the Operating Partnerships or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

      4. Certain Covenants of the Company and the Operating Partnerships. The Company and the Operating Partnerships hereby agree:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

            (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares maybe sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

            (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, or of any proceedings to remove, suspend or terminate from listing of the Shares from any securities exchange upon which it is listed for trading, or of the threatening or initiation of any proceedings for any of such purposes, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

            (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

            (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

            (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

            (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not
      later than           , 200__;

            (i) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders' equity and cash flow of the Company, the Operating Partnerships and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

            (j) to furnish to you four copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

            (k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company, the Operating Partnerships or the Subsidiaries;

            (l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company, the Operating Partnerships and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

            (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

            (n) to pay all costs, expenses, fees and taxes in connection with
      (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
      (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) all fees and expenses incurred by the Company's counsel, independent public or certified public accountants and other advisors (iv) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (v) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters associated with such qualification) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers,
      (vi) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NYSE and any registration thereof under the Exchange Act, (vii) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters in connection with such efforts, (viii) the fees and disbursements of any transfer agent or registrar for the Shares, (ix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, reasonable expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations (it being understood that any such expenditures exceeding $5,000 on an individual basis or $______ in the aggregate have been approved in advance), travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered (with the consent of the Company) in connection with the road show, (ix) the performance of the Company's and the Operating Partnerships' other obligations hereunder and (xi) all other fees and expenses referred to in Item 14 of Part II of the Registration Statement;

            (o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 180 days after the date hereof (the "Lock-Up Period"), without the prior written consent of the Representatives, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement,
      (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the

      Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

            (p) to use its best efforts to cause the Common Stock to be listed on the New York Stock Exchange;

            (q) the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company;

            (r) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

            (s) The Company and the Operating Partnerships will continue to use their best efforts to meet the requirements to qualify as a REIT and a partnership, respectively.

      5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Operating Partnerships, jointly and severally, shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including but not limited to the fees and disbursements of their counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnerships on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Operating Partnerships of its obligations hereunder and to the following additional conditions precedent:

            (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Greenberg Taurig LLP, counsel for the Company, and an opinion of Venable LLP, as Maryland counsel, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Clifford Chance US LLP, counsel for the Underwriters, stating the items set forth on Exhibit C.

            (b) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

            (c) You shall have received from KPMG LLP and Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

            (d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (vii), (ix), (xiv) (with respect to the Shares only), (xv)(A), (xvi) and the last paragraph of Exhibit C.

            (e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

            (f) The Registration Statement shall become effective not later than 5:30 p.m. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

            (g) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;
      (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, results of operations or prospects of the Company, the Operating Partnerships and the Subsidiaries taken as a whole shall occur or become known.

            (i) The Company and the Operating Partnerships will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

            (j) You shall have received signed Lock-up Agreements referred to in
      Section 3(z) hereof.

            (k) The Company and the Operating Partnerships shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

            (l) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

      7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

      The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, results of operations or prospects of the Company, the Operating Partnerships and the Subsidiaries taken as a whole, which would, in the Representatives' judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, or (vi) a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the Representatives' judgment, may interfere materially with the conduct of the business and operations of the Company or Operating Partnerships regardless or whether or not such loss shall have been insured, if the effect of any such event specified in clause (iv), (v) or (vi) in the Representatives' judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company, the Operating Partnerships or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

      If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

      If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

      8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

      Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

      If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

      The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

      If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      9. Indemnity and Contribution.

            (a) The Company and the Operating Partnerships each agree jointly and severally to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation), insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company or the Operating Partnerships in Section 3 hereof or the failure by the Company or the Operating Partnerships to perform when and as required any agreement or covenant contained herein,
      (iii) in whole or in part upon any failure of the Company or the Operating Partnerships to perform their obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, provided that the Company and the Operating Partnerships shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgement that such loss, claim, damage liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct, (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Operating Partnerships may have.

            If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against each indemnifying party pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify each indemnifying party in writing of the institution of such Proceeding and an indemnifying party, jointly with other indemnifying parties receiving such notice, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify an indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any Underwriter or any such person under this Section 9(a) or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60/30 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
      (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

            (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and the Operating Partnerships, their directors and officers, and any person who controls the Company or the Operating Partnerships within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnerships or any such person may incur under the Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation), insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

            If any Proceeding is brought against the Company, the Operating Partnerships or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnerships or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Operating Partnerships or any such person under this Section 9(b) or otherwise. The Company, the Operating Partnerships or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnerships or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Operating Partnerships and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
      (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

            (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
      Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnerships, on the one hand, and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnerships on the one hand, and of the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnerships, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Operating Partnerships, on the one hand, and of the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Operating Partnerships or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company or the Operating Partnerships who signed the Registration Statement, and each person, if any who controls the Company or the Operating Partnerships within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnerships.

            (d) The Company, the Operating Partnerships and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

            (e) The indemnity and contribution agreements contained in this
      Section 9 and the covenants, warranties and representations of the Company and the Operating Partnerships contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Operating Partnerships, their directors or officers or any person who controls the Company or the Operating Partnerships within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Operating Partnerships and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Operating Partnerships, against any of the Company or the Operating Partnerships' officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

      10. Information Furnished by the Underwriters. The statements set forth in the [last paragraph on the cover page of the Prospectus, the selling concession set forth under the sub-headings "Over-Allotment Option," "Discount and Commissions" under the caption "Underwriting" and the statements set forth under "Stabilization" under the caption "Underwriting"] in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

      11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attention:
Thomas J. Hutchison III, Chief Executive Officer.

      12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnerships consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnerships hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Company and the Operating Partnerships (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Operating Partnerships agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnerships and may be enforced in any other courts to the jurisdiction of which the Company or the Operating Partnerships are or may be subject, by suit upon such judgment.

      14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Operating Partnerships and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

      16. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Operating Partnerships and their successors and assigns and any successor or assign of any substantial portion of the respective businesses and/or assets of the Company, the Operating Partnerships or any of the Underwriters.

      17. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

      If the foregoing correctly sets forth the understanding between the Company, the Operating Partnerships and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Operating Partnerships and the Underwriters, severally.

                                         Very truly yours,

                                         CNL HOSPITALITY PROPERTIES, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         CNL HOSPITALITY PARTNERS, L.P.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         RFS PARTNERSHIP, L.P.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         CNL HOTEL INVESTORS, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A

UBS SECURITIES LLC
GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC

By: UBS SECURITIES LLC


By:
   ---------------------------------
   Name:
   Title:


By:
   ---------------------------------
   Name:
   Title:





   ---------------------------------
   (Goldman, Sachs & Co.)





BANC OF AMERICA SECURITIES LLC


By:
   ---------------------------------
   Name:
   Title:

                                   SCHEDULE A

                                                                     Number of
Underwriter                                                         Firm Shares
-----------                                                         -----------
BANC OF AMERICA SECURITIES LLC....................................
GOLDMAN, SACHS & CO. .............................................
UBS SECURITIES LLC ...............................................


                                                                    -----------
     Total........................................................
                                                                    ===========




                                    Sch. A-1

                                    EXHIBIT A

                        CNL HOSPITALITY PROPERTIES, INC.

                                  Common Stock

                                ($___ Par Value)

                                                               ___________, 2004

UBS Securities LLC
Goldman, Sachs & Co.
Banc of America Securities LLC
As Representatives of the several Underwriters

c/o UBS Securities LLC
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

      This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by CNL Hospitality Properties, Inc. (the "Company"), CNL Hospitality Partners, L.P. (the "CNL Operating Partnerhsip"), RFS Partnership, L.P. (the "RFS Operating Partnership"), and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the "Offering") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

      In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement. If (i) the Company issues an


                                 Exh. A-1
earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event [; provided however, that this sentence shall not apply if any research published or distributed by any Underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act].

      In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

      If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or
(iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                                          Yours very truly,


                                          -------------------------------------
                                          Name:




                                    Exh. A-2

                                    EXHIBIT B

                              Officers' Certificate

1.    I have reviewed the Registration Statement and the Prospectus.

2. The representations and warranties of the Company and the Operating Partnerships as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3. The Company and the Operating Partnerships performed all of their obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4. The conditions set forth in paragraphs (g) and (h) of Section 6 of this Agreement have been met.

5. The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company and the Operating Partnerships as of, and for, the periods presented in the Registration Statement.

6. The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Act.




                                    Exh. B-1

                                    EXHIBIT C

            (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

            (ii) the CNL Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to perform its obligations as contemplated herein;

            (iii) the RFS Operating Partnership is validly existing as a limited partnership in good standing under the laws of the State of Tennessee, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to perform its obligations as contemplated herein;

            (iv) each of the Subsidiaries is validly existing as a corporation, limited partnership or other legal entity in good standing under the laws of its jurisdiction of organization, with full requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

            (v) the Company, the Operating Partnerships and the Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

            (vi) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnerships;

            (vii) the Shares have been approved for listing on the New York Stock Exchange;

            (viii) the Shares have been duly authorized and validly issued and are fully paid and non-assessable;

            (ix) the form or certificate used to evidence the Shares is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Maryland;

            (x) the Company has qualified as a REIT under the Code for its taxable years ended December 31, 1997 through December 31, 2003, the Company is organized in conformity with the requirements for qualification and taxation as a REIT, and the Company's proposed method of operation will enable it to continue meet the requirements for qualification and taxation as a REIT under the Code;



                                    Exh. C-1

            (xi) CNL Hotel Investors, Inc. has qualified as a REIT under the Code for its taxable years ended December 31, 1999 through December 31, 2003, CNL Hotel Investors, Inc. is organized in conformity with requirements for qualification and taxation as a REIT, and CNL Hotel Investors, Inc.'s proposed method of operation will enable it continue to meet the requirements for qualification and taxation as a REIT under the Code;

            (xii) the Company has an authorized and, to the knowledge of such counsel, outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of statutory preemptive rights and, to such counsel's knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares are free of statutory preemptive rights and, to such counsel's knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (xiii) the Subsidiaries and, except as otherwise stated in the Registration Statement and the Prospectus, are owned directly or indirectly by the Company, in each case subject to no security interest, other encumbrance or adverse claim; and to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

            (xiv) the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

            (xv) (A) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; (B) the conditions to the use of Form S-3 have been satisfied; and (C) the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion);

            (xvi) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

            (xvii) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the


                                    Exh. C-2

      Company, the Operating Partnerships or any of the Subsidiaries of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

            (xviii) the execution, delivery and performance of this Agreement by the Company and the Operating Partnerships, the issuance and sale of the Shares by the Company and the consummation by the Company, the Operating Partnerships or any of the Subsidiaries of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter, by-laws, partnership agreement or other organizational document of the Company, the Operating Partnerships or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnerships or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Partnerships or any of the Subsidiaries; except for such breaches, violations or defaults under subclauses (ii) and (iii) above that would, individually or in the aggregate, have a Material Adverse Effect;

            (xix) to such counsel's knowledge, there are no indentures, mortgages, deeds of trust, bank loans or credit arrangements or other evidences of indebtedness or any licenses, leases, contracts or other agreements or instruments to which the Company, the Operating Partnerships or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or decree, judgment or order applicable to the Company, the Operating Partnerships or any of the Subsidiaries to such counsel's knowledge, there are no indentures, mortgages, deeds of trust, bank loans or credit agreements or other evidences of indebtedness or instruments to which the Company, the Operating Partnerships or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or decree, judgment or order applicable to the Company, the Operating Partnerships or any of the Subsidiaries required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects;

            (xx) to such counsel's knowledge, neither the Company, the Operating Partnerships nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter, by-laws, partnership agreement or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, (iii) any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnerships or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected or (iv) any


                                    Exh. C-3
      federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Operating Partnerships or any of the Subsidiaries; except for such breaches, violations or defaults under subclauses (ii) and (iii) above that would, individually or in the aggregate, have a Material Adverse Effect;

            (xxi) to such counsel's knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

            (xxii) to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company, the Operating Partnerships or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

            (xxiii) the Company and the Operating Partnerships are not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

            (xxiv) the information in the Registration Statement and the Prospectus under the headings "Business and Properties -- Legal Proceedings," "Description of Capital Stock," "Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws," "Operating
      Partnership Agreement," and "[      ]", insofar as such statements
      constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

            (xxv) the discussions of matters of law and legal conclusions under the heading "Federal Income Tax Considerations," "Risk Factors - Risks Related to Our REIT Status," and "U.S. Federal Income Tax Considerations" in the Registration Statement is accurate in all material respects, and such discussions fairly summarize the federal income tax considerations that are likely to be material to a holder of shares of the Company; and

            (xxvi) no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.



                                    Exh. C-4

      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (x), (xii) and (xxii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, or at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).



                                    Exh. C-5